Project Badger: Senior Noteholder Discussion Materials June 2020 | Strictly Confidential

Disclaimer By accepting this presentation (this “Memorandum”), recipients acknowledge that they have read, understood and accepted the terms of this Disclaimer. This Memorandum is the property of, and contains the proprietary and confidential information of, Briggs & Stratton Corporation and its direct and indirect subsidiaries (collectively, the “Company”) and is being provided solely for informational purposes. Any estimates contained herein may be forward-looking in nature and involve significant elements of subjective judgment and analysis, which may or may not be correct. Forecasts and estimates regarding the Company's industry and end markets are based good faith estimates of the Company’s management, which estimates are based upon their review of relevant information including internal surveys, independent industry publications and other publicly available information. There can be no assurance these forecasts and estimates will prove accurate in whole or in part. There can be no assurance that any of the information contained herein is reflective of future performance to any degree. No representation or warranty, express or implied, is or will be given by the Company or its affiliates, directors, officers, partners, employees, agents or advisers or any other person as to the accuracy, completeness, reasonableness or fairness of any information contained in this Memorandum and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. Accordingly, this Memorandum should not be relied upon for the purpose of evaluating the performance of the Company or for any other purpose, and neither the Company nor any of its affiliates, directors, officers, partners, employees, agents or advisers nor any other person, shall be liable for any direct, indirect or consequential liability, loss or damages suffered by any person as a result of this Memorandum or their reliance on any statement, estimate, target, projection or forward-looking information in or omission from this Memorandum and any such liability is expressly disclaimed. In all cases, interested parties should conduct their own investigation and analysis of the Company and the information contained herein. All information herein speaks only as of (1) the date hereof, in the case of information about the Company and (2) the date of such information, in the case of information from persons other than the Company. The Company does not undertake any duty to update or revise the information contained herein, publicly or otherwise. You are cautioned not to place undue reliance on the utility of the information in this Memorandum as a predictor of future performance, as projected financial and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond the Company’s control. Risks, uncertainties and other factors may cause future results to differ materially, and potentially adversely, from the historical results or projections contained herein. The historical financial information in this Memorandum includes information that is not presented in accordance with International Financial Reporting Standards (IFRS) or Generally Accepted Accounting Principles (GAAP). Non-GAAP financial measures may be considered in addition to GAAP financial information, but should not be used as substitutes for the corresponding GAAP measures. Non-GAAP measures in this Memorandum may be calculated in ways that are not comparable to similarly titled measures reported by other companies. This Memorandum is subject to the confidentiality provision set forth in the recipients’ applicable Confidentiality Agreement or Non-Disclosure Agreement. This Memorandum should not be considered as a recommendation by the Company or any affiliate or other person in relation to the Company, nor does it constitute an offer or invitation for the sale or purchase of the shares, assets or business of the Company and shall not form the basis of any contract. THIS MEMORANDUM MAY CONTAIN MATERIAL, NON-PUBLIC INFORMATION WITHIN THE MEANING OF APPLICABLE STATE AND FEDERAL SECURITIES LAWS WITH RESPECT TO THE COMPANY AND ITS SECURITIES. 1

Disclaimer FORWARD LOOKING STATEMENTS CERTAIN STATEMENTS IN THIS MEMORANDUM CONSTITUTE OR MAY DEEMED TO CONSTITUTE, “FORWARD-LOOKING STATEMENTS” (AS DEFINED IN THE U.S. PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995). SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY, OR INDUSTRY RESULTS, TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENT IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. STATEMENTS IN THIS MEMORANDUM THAT ARE FORWARD-LOOKING ARE BASED ON THE COMPANY’S CURRENT BELIEFS REGARDING A LARGE NUMBER OF FACTORS AFFECTING ITS BUSINESS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM EXPECTED RESULTS. THE WORDS “BELIEVE,” “EXPECT,” “ANTICIPATE,” “INTEND” AND OTHER SIMILAR EXPRESSIONS GENERALLY IDENTIFY FORWARD-LOOKING STATEMENTS. PROSPECTIVE INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD LOOKING STATEMENTS, WHICH ONLY SPEAK AS OF THEIR DATES. THERE CAN BE NO ASSURANCE THAT (I) THE COMPANY HAS CORRECTLY MEASURED OR IDENTIFIED ALL OF THE FACTORS AFFECTING ITS BUSINESS OR THE EXTENT OF THEIR LIKELY IMPACT, (II) THE PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO THESE FACTORS ON WHICH THE COMPANY’S ANALYSIS IS BASED IS COMPLETE OR ACCURATE, (III) THE COMPANY’S ANALYSIS IS CORRECT OR (IV) THE COMPANY’S STRATEGY, WHICH IS BASED IN PART ON THIS ANALYSIS, WILL BE SUCCESSFUL. FORWARD-LOOKING STATEMENTS INVOLVE NUMEROUS RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXPECTED 2

Table of Contents Executive Summary 4 Why BGG Is Positioned to Win Over the Long Term 13 Historical and Projected Financials 24 Weekly Cash Flow Projections 34 Appendix 38 3

Executive Summary 4

Transaction Overview • Briggs & Stratton Corporation (“Briggs & Stratton,” “BGG” or the “Company”) is the world’s largest producer of gasoline engines for outdoor power equipment—with ~50-70%(1) residential engine market share in the United States —and a leading manufacturer of power generation, lawn and garden, turf care and job site products. The Company is also among the market leaders in offerings for commercial applications • The Company has faced several discrete headwinds in recent years, notably: – Consumer preference shifting to “Do-It-For-Me” which has led to reductions in residential consumer engine demand, but offset by growth in commercial, larger engines and products – Disruption in the retail channel given Sears bankruptcy and the focus on e-commerce impacting pricing growth and inventory planning – Operational inefficiencies related to footprint investment and ERP upgrade • Briggs & Stratton has been actively managing through these headwinds with a comprehensive plan that includes plant consolidations, identifying select assets for sale and continuing investment in its rapidly expanding commercial offerings • However, recent developments related to the COVID-19 pandemic have further negatively impacted the business, causing reduced sales, heightened inventory levels, and a strain on the Company’s current liquidity levels • In light of the aforementioned challenges, BGG has undertaken the following actions to mitigate the headwinds facing the business, including: – Completion of the Company's business optimization program and continued implementation of its engineering manufacturing consolidation project, collectively aimed at driving efficiencies to generate substantial savings – Salary reductions, plant/line closures and tighter working capital management – Suspension of quarterly dividends and FQ4’20(2) Board cash retainer fees – The postponement of discretionary capital expenditures (the Company will continue to make maintenance and certain committed capital expenditures) – Entered into Amendment No. 4 to the ABL Facility Credit Agreement and currently engaged in discussions with the ABL Lenders to provide incremental flexibility (1) Market share based on TraQline and OPEI (2) FY2020 ends on June 28, 2020 5

Transaction Overview (cont.) • The Company has developed a detailed business plan that reflects the current impacts of the COVID-19 pandemic, the longer term outlook for the business based on a conservative view of the likely recovery as well as the immediate, near-term cost savings actions that the Company can implement without incremental capital need – The Company has not included the full extent of its March 6 announcement in the plan, including the potential sale of assets, in light of the current COVID-19 market backdrop – Furthermore, the plan does not include certain other potential cost savings and repositioning actions • Briggs & Stratton is seeking to raise incremental liquidity to support the Company as it executes its business plan during the COVID-19 downturn • The Company is seeking proposals from potential investors and is open to various alternatives and structures that provide solutions for: – $100-150 million of additional liquidity in FY2021; and – The maturity of $195 million of Senior Unsecured Notes due in December 2020 (ABL Facility has springing maturity of September 2020 if the Senior Unsecured Notes are not refinanced) 6

Briggs & Stratton Overview

Company Overview

- Briggs & Stratton is the world's largest producer of gasoline engines for outdoor power equipment - **~50-70%[1] residential engine market share in the United States**
- Leading manufacturer of power generation, lawn and garden, turf care, and job site products; **the Company is among the market leaders in offerings for commercial applications**
- **Global footprint**: Offerings marketed and serviced in over 100 countries
- **Strong portfolio of global and most preferred brands,** including Briggs & Stratton®, Ferris®, Vanguard®
- Products serviced through **40,000 dealers globally**
- **Strength in residential** complemented by **fast growth commercial** business
- **Highly profitable** aftermarket business with 50,000 genuine parts in inventory generating above average contribution margins and further room for growth
- Unmatched customer relationships driven by significant after sale support
- Headquartered in Milwaukee, WI with **10 manufacturing facilities[2]** located in the United States, Australia, and China

Market-Leading Brands and Diverse Product Portfolio

Market-Leading Brands

#1 Global Power Brand
125 million delivered engines powering top walk brands

High Growth Commercial Brands

Leading Residential Brands

Differentiated International Brands

Differentiated Product Portfolio


Professional Series™ Engines


V-Twin Engine (13-37 HP)


Commercial Battery Pack


Standby Generators


Walk Behind Mowers


Stand-On Blowers


Snow Blowers


Pressure Washers


Zero Turn Mowers




Aftermarket Parts and Services

Well-Diversified Business

Sales by Segment[3]



Products 50%
Engines 50%

Sales by Channel[3]



Commercial 31%
Residential 69%

Sales by Geography[3]



International 26%
United States 74%

(1) Market share based on TraQline and OPEI; ~70% for walks and ~50% for rides
(2) Excludes Murray facility (shutdown will be complete by June 2020)
(3) Sales based on LTM as per March 2020; Geography as per December 2019

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Engines Segment Overview

Segment Overview

- Leading manufacturer of small gasoline engines with gross horsepower ranging from 2.5hp up to 40hp and aftermarket parts and services
- Over 125 million engines delivered to date
- Offers a superior after-sales support network across 40,000 servicing dealers globally and 50,000 parts
- High-growth commercial offerings through the Vanguard brand with a large, untapped market potential
- BGG has a growing suite of battery and Internet of Things products
- ~30% derived from international markets, primarily in Europe
- Expanding range of commercial engines serving a broader range of applications
- Globally regarded for user-driven innovation
- Vast majority made in USA for close proximity to customer base
- Domestic manufacturing with facilities in Auburn, AL, Statesboro, GA, Poplar Bluff, MO, and Wauwatosa, WI

Deep Relationships With Global OEMs and Distributors

AL-KO | Husqvarna Group | John Deere | MTD | PowerDistributors | STIGA | TORO

25,000 Service Dealers Globally

End Market Overview


Commercial
23%
Residential
77%


Other (1)
10%
Lawn & Garden Equipment
90%

(1) Other includes industrial, construction, agricultural, and other consumer applications
(2) Market share based on TraQline and OPEI; ~70% for walks and ~50% for rides

Strong Brands and Product Portfolio

Brand	Select Products	Value Proposition
Briggs & Stratton	• Wide range of horizontal and vertical shaft engines from 2.5-27hp	• #1 provider of gasoline engines with 50-70%(2) market share in the United States • Commercial and Residential focus • Power 8 of top 10 mower brands
Vanguard	• Commercial battery packs • Engines from 5-40hp	• Commercial Focus • Innovative features including lowest consumption and highest performance in class
infohub	• Mobile monitoring for standby and portable generators • Fleet tracking and maintenance scheduling	• Mobile monitoring solution for generators and commercial products

Differentiated Platform

The Clear #1 Residential Power Provider With ~50-70%(2) Share in Residential Engines Market in the United States

Deeply Entrenched Customer Relationships

Rapidly Growing Commercial Product Line: ~9% Annual Growth Achieved 2015-2019

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Products Segment Overview

Segment Overview

- BGG has leading market positions across a wide range of principal product lines, including:
  - Lawn and garden powered equipment
  - Portable and standby generators
  - Pressure washers
  - Snow throwers
  - Towable light towers, generators, air compressors, and heaters
- Products sold through multiple channels, including home centers, online, rental channel and independent dealers
- Leading aftermarket offering, including parts and services
- Domestic manufacturing with facilities in Lee's Summit, MO, Holdrege, NE, Munnsville, NY, Sherrill, NY, and Wauwatosa, WI(1)

Representative Customers

Lowe's | Pace Inc | The Home Depot
Walmart | Bunnings Warehouse | United Rentals

>2,500 Independent U.S. Lawn and Garden Dealers

Sales Breakdown(2)


Commercial
41%
Residential
59%


Commercial Cutting
Home Owners
Construction
Landscaping

Strong Brands and Product Portfolio

	Brand	Select Products	Value Proposition
Commercial	Billy Goat	• Blowers • Leaf vacuums	• Niche-focused outdoor property cleanup products
Commercial	Ferris	• Mowers • Sprayers	• Premium commercial turf equipment • #2 or #3 market positions by end market
Residential	Briggs & Stratton	• Portable Generators • Standby Generators	• #2 market position • Significant penetration opportunity
Residential	Murray	• Mowers	• Residential mowing equipment
Residential	Simplicity	• Lawn tractors • Snow throwers	• Premium residential equipment
Residential	Snapper	• Mowers • Lawn tractors	• Well-known mid-market residential and commercial equipment
Residential	Branco	• Mowers • Generators	• Light power equipment for Brazilian market
Residential	Victa	• Trimmers • Chainsaws	• Residential lawn and garden equipment for Australian market
Jobsite	Allmand	• Light towers • Mobile generators	• #2 market position in light towers • Jobsite equipment (rental and selling)

Differentiated Platform

#2 and #3 Market Position in Commercial End Markets

Large and Growing U.S. Dealer Network

Significant White Space Opportunity

(1) Murray facility will be shut down by June
(2) As of LTM March 2020

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Factors Impacting the Company

Shifting consumer trends driving stagnating residential consumer mower volumes

- An aging and urbanizing population, rising incomes as well as general shift in consumer preference are leading to an outgrowth in "Do-It-For-Me" in lieu of "Do-It-Yourself" for residential consumers
- The result is driving a shift in residential lawn and garden mower sales towards larger, professional equipment vs. smaller equipment, coupled with an elongated replacement cycle for consumer products
- Professional equipment generally commands higher prices and the resulting growth has modestly offset declines in smaller vertical engines and provides a growth opportunity for BGG
- Briggs & Stratton Engine and Product offerings span both small vertical engines for homeowners and large vertical engines for professional equipment



U.S. Residential Turf Market (Units in Millions)
7
6
5
6.0
6.7
2012 2013 2014 2015 2016 2017 2018 2019
North American Commercial Lawn Mower Units (Shipments in Thousands)
400
200
0
159
293
2012 2013 2014 2015 2016 2017 2018 2019

Mass retailers facing pressures which impacts BGG's ability to drive price

- Sears liquidation increasing market leverage for remaining large retailers; retailers increasingly demanding OEMs and suppliers bear a portion of the margin pressure or offer greater value, which has forced some suppliers to rethink channel strategies to protect margins
- In addition, traditional retailers have faced pressures to adapt as e-commerce continues to grow which increases price transparency and reduces brick and mortar advantage
- Pressures driving retailers to implement more stringent initiatives to control inventories and reduce costs, thereby creating disruptions in the planning cycle for OEMs and suppliers

Sears (Bankruptcy)

Husqvarna (Exiting Select Stand-Behind Products)

BGG still early in capturing benefits of electrification trend which is current priority growth area

- Technological advances are increasingly making battery-powered products competitive with engine-driven equipment in terms of performance, principally on the residential side, as well as the commercial side, to a lesser degree
- Consumer preference for lightweight, eco-friendly and quiet alternatives to gas-powered solutions
- Continued innovation (e.g., robotic lawn mowers) will put further pressure on gas-powered devices
  - Some market participants are shifting focus to battery in select categories
- Despite the growth in battery, 40% of U.S. households currently own a gas walk mower and consumers continue to balance premium price relative to convenience

NA Walk Market: Battery Adoption ('000)



4,594
CAGR: (3%)
CAGR: 35%
4,185
2016
2019
Battery / Electric Walks
Gas Walks

ERP rollout and plant start-ups drive inefficiencies

- Experienced inefficiencies related to the ERP system rollout, which led to long reaction times in FY2019
- Briggs & Stratton has actively pursued plant consolidations in times of disruption, including from the threat of low-cost importers
  - Closed or exited six facilities since 2006, but added additional facilities through M&A
  - Onshoring of engine production
  - Consolidation of small engine production into Poplar Bluff, MO and closure of the Murray, KY plant
- Current plant utilization provides significant upside potential for further consolidation

Production Sites[1]



13
(23%)
10
2006
2019
~$2.5 billion Revenue
(28%)
~$1.8 billion Revenue

BGG managing perceived channel conflict which impacts commercial turf upside

- Products segment offerings compete with certain customers within the Engines segment
- BGG has managed this conflict by focusing Product segment offerings on discrete dealer channels to avoid direct competition with existing and potential engine OEM customers
- However, this limits ability to pursue attractive commercial growth opportunities given need to pursue commercial turf care product sales through independent channels relative to OEM engine customers



Engines Segment OEM Customers
Products Segment Competitors

(1) BGG closed/exited six facilities, but gained new ones through acquisitions and expansion; pro forma for planned exit of Murray
Sources: OPEI, Global Insight & Analysis, Freedonia Global Power Lawn & Garden Equipment (September 2019)

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Steps Taken to Manage Through the Pandemic

COVID-19 Impact

- Actual revenue in FQ3'20 was estimated to be lower by ~$40 million compared to the Company's forecast
- Briggs' customers and sales channels have been materially impacted by developments related to COVID-19
  - MTD Products closed manufacturing operations March 23 (operations have since reopened)
  - John Deere withdrew its previously-provided earnings guidance on March 23 and announced reduced production
  - Other OEMs, including Husqvarna, Toro and Excel, announced plant closures beginning in early April
  - Lawn and Garden dealers in the U.S. have largely remained open; however, they reduced orders in the last two weeks of FQ3'20
  - Rental customers slowed orders as they began to conserve capital expenditure dollars pending further visibility into market conditions
  - Several European OEM customers, dealers, distributors, and retailers closed in mid-March, unlike in the U.S., where these channels remain open
- Four- to five-week plant/select line shutdowns in April at the Milwaukee, Sherrill, Holdrege, Auburn, Poplar Bluff, and Statesboro facilities

Actions Taken

Employee Costs

- Base salary reductions of 35% to 40% for executives and 25% to 30% for other salaried employees, generally effective FQ4'20
- Suspension of 401(k) matching and KESIP contributions
- Labor savings from plant shut downs

Working Capital

- Active reduction in purchasing in tandem with plant shutdowns, resulting in inventory reductions
- Active management of accounts payable to maintain liquidity headroom

CARES Act

- Payroll tax deferral until December 2021 has been elected
- Assessing refund of taxes under carryback of losses from prior years

Other

- Negotiated amendment of ABL Facility with lenders to provide near-term liquidity headroom
- All capex has been deferred with the exception of maintenance capex and certain committed capex (primarily related to an investment in battery products for a new FY21 customer)
- Travel suspended and all marketing events deferred
- Board cash retainer fees have been eliminated for FQ4'20

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BGG Has Reassessed the Business From the Bottom Up Due to These Headwinds

BGG Has Faced Challenges…	…And Continues to Evolve to the Everchanging Environment
Underutilized Production Footprint	Plant Closures and Integration into Existing Operations Coupled With Operational Improvement Initiatives
Shift in Consumer Trends and Stagnating Residential Market	Investment in Commercial Growth through Vanguard and Ferris Brands Coupled with Battery Offering Launch
COVID-19 Impacting Peak Season	Proactive Working Capital Management Including Improved Production Management
Perceived Channel Conflict Between Products and Engines Segment	Increased Focus on Dealer Relationships and Shifting Go-To-Market Strategy

Significant Efforts Underway

	Initiatives	Cost Saving p.a.
Inventory Reduction	• Shutting down Engine and Product plants for a month in mid-summer and not rebuilding inventory • Inventory build more in line with demand from customers with commitments within 60 days of delivery	**Cash Management**
ESG&A	• ESG&A and other cost reductions	**~$85m+**
Engines	• Murray plant consolidation • Statesboro single cylinder engine line extension • Supplier cost savings • Auburn plant configuration changes	
Products	• Cost reductions related to labor efficiency and material savings for residential rides and commercials rides • Material cost savings related to reduction in steel prices for Sherrill plant • Cost reductions related to right-sizing of manufacturing and distribution footprint • Other identified cost savings initiatives	

Significant upside potential not included in the plan including incremental footprint rationalization, pricing improvement, SKU rationalization and non-core divestitures

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Why BGG Is Positioned to Win Over the Long Term 13

Why BGG Is Positioned to Win Over the Long Term 2 Commitment to 1 innovation underpins 3 competitive barriers #1 Brand in gasoline and supports growth Established and engines and leading mutually critical portfolio of innovative relationships with product offerings blue-chip customers 6 4 Proven Significant, successful management team cost-saving actions with demonstrated 5 taken with substantial ability to right-size Clear, identifiable plan runway remaining business operations to stabilize the business and drive continued growth 14

1 #1 Brand in Gasoline Engines and Leading Portfolio of Innovative Product Offerings

Briggs & Stratton is the most preferred engine brand and offers a wide range of power equipment with a growing suite of differentiated commercial applications

Established Leader Today



#1
Small and Large Vertical and Residential Engines
50%+ Market Share
100+ Years of Brand Excellence



#2 or #3
Commercial Engines
25%+ Market Share
40+ Year History / Recently Enhanced Focus

FERRIS



#2 or #3
Commercial Turf Care
Strong Growth Opportunity
20+ Years of Brand Excellence



#2
Stand-By Power
Significant Penetration Opportunity
10+ Years of Exceptional Performance

Highest Engine Brand Awareness and Preference

Award-Winning and Critically Acclaimed Products

Competitive Advantages

Leading Domain Expertise in Power Applications	Products Maximize Efficiency and Reduce Cost
Trusted, Well-Known Brands	Drives Customer Stickiness and Demand
Robust R&D Commitment	Drives Innovation and Defends Market Position
Extensive Installed Base and After-Sales Support	Significant Aftermarket Opportunity
Trusted Partner of OEMs Globally	High Switching Costs
Deeply Entrenched Across Channels	Second-to-None Market Feedback

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Commitment to Innovation Underpins Competitive Barriers and Supports Growth

2

Briggs & Stratton is deeply committed to R&D and recognized as an innovation leader in the market

Significant R&D Capabilities

- Stage-gate process that includes problem discovery, concept analysis and business case definition for new developments
- Innovation & Technology team consists of four groups (Product Planning & Management, R&D, Product Development, Product Support) working in unison to produce products and support the end user
- Deep domain expertise paired with strong Intellectual Property and proprietary battery pack know-how to fuel the next leg of growth
- Four global power application centers in the U.S., Germany, China, and Australia
  - All application centers are equipped with state-of-the-art, automotive style noise, vibration, and harshness (NVH) labs and significant testing capabilities, including power source and application evaluation, extreme temperature testing, fuel system testing, vibration testing, and noise/sound testing
  - Work on new product development and troubleshooting an issue from the field to achieve globally certified quality standards, enhance product performance, reduce warranty claim, and increase homeowner satisfaction
  - User-driven innovation focused on the voice of the customer

Significant Investments in R&D

($ in millions)



$20
$20
$23
$24
$23
1.1%
1.1%
1.3%
1.3%
1.2%
2015A
2016A
2017A
2018A
2019A
Research and Development Costs
% of Revenue

Track Record of Successful Launches

Infohub (IoT)



- Suite of connected power technologies that enable the monitoring of equipment

Decrease Downtime

Electronic Fuel Injection



- Engine sensors to make cycle-by-cycle decisions on how much fuel and spark to provide the engine and when

25% Fuel Savings

Oilguard System



- Five-quart oil reservoir that stores two and a half times more oil than the classical system

60% Cost Savings

Mow N' Stow

MOW N'STOW

- Vertical storing solution
- Reduces storage footprint by up to 70%

Space Saving

Quiet Power Technology®



- 163 - 190cc displacement gas engines

Up to 60% quieter

CO Guard™

CO GUARD

- Shuts down generator when harmful levels of carbon monoxide accumulate in the generator's operating area

Increased Safety

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2 Demonstrated Ability to Introduce New Offerings to Support Growth – Commercial Engines

Over the past years, Briggs & Stratton has successfully driven its growth in commercial offerings through its Vanguard brand

Case Study: Vanguard Commercial Engine Growth

Product Offering



V-Twin Engines 13 to 40 Gross HP



Single Cylinder Engines 5 to 13 Gross HP

Market Dynamics

- $1.2 billion market growing at 5% annually
- Lawn service growth continues as consumers move to Do-It-For Me
- Fragmented OEM base across multiple market segments creates multiple opportunities

BGG Actions

- Launched leading portfolio of 5 – 40 HP engines
- Demonstrated superior product capabilities in terms of productivity and up-time:
  - Optimized starting – the easiest engine to start
  - Best-in-class sound, power, performance and vibrating
- Application expertise for stronger customer engagement

Positioned to Gain Market Share

- Market-leading enabling technologies – Electronic Fuel Injection and integrated IoT-based InfoHub solution
- Industry-leading training and support for dealers and commercial cutters
- World-class quality and performance from recent investments in manufacturing
- New products to expand range of applications and customers served
- Strong customer relationships across OEM and rental channel

Commercial Engines Sales Growth Achieved

($ in millions)


210
200
190
180
170
160
150
140
130
9% CAGR
FY2015
FY2016
FY2017
FY2018
FY2019

Targeted Market

Commercial Turf | **Recreation** | **Construction** | **Chore** | **Industrial**



$1.2 Billion Market

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Demonstrated Ability to Introduce New Offerings to Support Growth – Commercial Turf Products

2

Over the past years, Briggs & Stratton has successfully driven its growth in commercial offerings through its Ferris brand

Case Study: Commercial Turf Products Growth

Product Offering


FERRIS
Zero Turn Mower
Walk Behind Mower
Front Mount Mowers
Stand-On Mowers
Ride-On Spreader/ Sprayer
Stand-On Blowers
Attachments and Accessories

Market Dynamics

- Strong market growth resulting from shift to do it for me instead of do it yourself
- Brand loyalty is one of the main drivers to gain market share

BGG Actions

- Repositioned the brand to further target the commercial cutter market
- Initiated dealer excellence program to establish best practice across dealer network
- Increased efforts on expanding the dealer network – only one quarter of all Briggs & Stratton dealers currently carry Ferris products

Positioned to Gain Market Share

- Ferris is the #2 or #3 (depending on market) producer for commercial mowers with significant opportunity to gain market share from smaller competitors
- Preferred brand of prosumers with further opportunity to grow in commercial market
- Significant placement gaps in the West and South that can be targeted
- Strong market position in densely populated areas with ample room for growth

Commercial Sales Growth Achieved[1]

($ in millions)


600
550
500
450
400
350
300
35%
30%
25%
20%
15%
10%
FY 2015
FY 2016
FY 2017
FY 2018
FY 2019
Commercial Sales
Percent of Total

Targeted Market (Commercial Lawn Mower)[2]

(Shipments in thousands)


350
300
250
200
150
100
50
0
+9%
159
11%
89%
200
10%
90%
293
6%
84%
10%
2012
2015
2019
Stand On
ZTRs
Gas Walks

(1) Including commercial engines
(2) Per OPEI

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2 Established Pipeline of Innovative New Offerings

Leveraging its significant power know-how and strong market position in commercial, Briggs & Stratton has developed a unique battery pack product offering

Case Study: Battery Pack Introduction

Product Offering





Cell Module Assembly (CMA)



Modular Construction (Group of CMAs)


5.0

Market Dynamics

- Large developing $12bn market opportunity beyond traditional lawn and garden
- Environmental/society awareness drives demand
- Higher acquisition cost than traditional power sources (gas, diesel, lead acid battery) but increasingly compelling total cost of ownership for commercial applications

BGG Actions

- Leverages core power application expertise and existing customer base
- High level of customer interest and strong order book with expected >$30 million sales in FY2021
- Two battery production facilities and technology development centers established
- Battery margins are expected to be accretive to overall engine gross margins
- Strategic alliances with lithium-ion cell providers

Positioned to Win

- Proprietary modular construction for easy customization and cost-effective production at scale
- Integrated system solution: battery, charger, controller
- Strong IP and proprietary battery pack know-how, including unique software design
- Ability to address many applications with varying power needs (3 – 40 kWh) through unique product design and application expertise
- Little or no competition with large lithium-ion, nonautomotive style packs
- Blue-chip customers including Club Car as an identified and signed-on partner

Commercially Focused Solution

Designed for long life and ROI



Durability demanded by professionals for use on the job



Fast charging capability



Serviceable to maximize uptime, lower repair costs and total cost of ownership



Market Opportunity


POWER TOOL
WALK / HANDHELD
VANGUARD
PHEV
EV

POWER TOOL	WALK / HANDHELD	VANGUARD	PHEV	EV
25 - 150 Wh	250 - 500 Wh	3 - 40 kWh	20 - 40 kWh	50 - 100 kWh
3 - 12 cells	20 - 60 cells	250 - 3250 cells	1600 - 3250 cells	4100 - 8250 cells



Government & Municipality Vehicles



Construction



Commercial Turf & Golf



Commercial OPE

$12 Billion Battery Pack Opportunity

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3 Established and Mutually-Critical Relationships with Blue-Chip Customers

Briggs & Stratton is the brand of choice for global OEMs, professionals and household consumers

Briggs & Stratton Customer Offering

- Significant and unmatched suite of after sales services, including:
  - 40,000 dealers service BGG products around the globe
  - Power Application Centers for testing and certification
  - Next-day parts delivery and availability for ~20,000 U.S. dealers
  - Dedicated technical support and resources
  - Over 50,000 genuine parts in inventory, competitively priced and guaranteed to fit
  - Broadest re-power line-up of application-specific engines for higher residual equipment value
  - Unmatched service education, online and in-person technician training
- Significant brand support driving the ultimate buyer decision:
  - Marketing support, including the support of brand launches and events
  - In-store merchandising support, including storage displays and beam cards, among others
  - Briggs & Stratton has the highest engine brand awareness in the U.S.[1]

Blue-Chip Customers

Customer	Products
MTD	• Residential Turf Engines
Lowe's	• Home maintenance products, such as pressure washers
Husqvarna Group	• Residential Turf Engines
John Deere	• Residential Turf Engines • Commercial Turf Engines
PACE Inc	• Commercial and residential turf care (e.g. mowers)
TORO	• Residential Turf Engines
Bunnings Warehouse	• Home maintenance products, such as pressure washers
STIGA	• Residential Turf Engines
Costco Wholesale	• Home maintenance products, such as pressure washers

Highly entrenched customer relationships with Briggs & Stratton representing 50%+ wallet share in some cases[2]

(1) Based on TraQline and OPEI
(2) Management estimate

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4 Significant, Successful Cost-Saving Actions Taken With Substantial Runway Remaining

Over the past years, BGG has taken various actions to improve the operational setup and adjust the strategy to reflect a changing market environment

	Description	Status	Run-Rate Savings / Improvement
ERP Upgrade	• Single, company-wide instance with improved data integrity • Streamlined processes and improved global logistics	Completed	**Delivery Time**
Commercial Turf Expansion	• Expansion of Ferris production into larger, more efficient facility in Sherrill, NY • Double production capacity with ~30% more space utilizing same, experienced workforce	Completed	**Growth Support**
Commercial Engine Onshoring	• Vanguard moved from being produced by offshore JV into existing large engine plants • Capture full margin and improve plant utilization while maintaining high quality	Completed	**$11m**
ESG&A and Other Cost Savings	• Cost reductions	Ongoing	**~$85m+**
Manufacturing Consolidation and Other Identified Cost Savings Initiatives	• Consolidation of small engine production and closure of the Murray, KY plant • Statesboro line extension • Auburn plant configuration changes	Ongoing	
Supplier and Material Cost Savings	• Supplier cost savings • Material cost savings and increased labor efficiency	Ongoing	
Facility Footprint	• Right-sizing of manufacturing and distribution facility footprint	Ongoing	

Initiatives Completed and Underway will Contribute to more Than $100 Million in Run-Rate Savings

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5

Clear, Identifiable Plan to Stabilize the Business and Drive Continued Growth

Briggs & Stratton has a defined plan to increase margin and grow EBITDA from $19 million in FY2020 to $190 million in FY2023

Clearly Defined Growth Plan



$19
$86
$85
$190
2020FC EBITDA
Operational Efficiencies
Volume / Price / Mix / Battery Pack Launch
2023FC EBITDA
Above Plan Growth
2023 Upside EBITDA

Identified and Underway Plan to Drive Profitable Growth

Plant Consolidation	• Consolidation of small engine production and closure of the Murray, KY plant • Improve plant utilization to ~90% • Several efficiency improvement measures, including Statesboro line extension and Auburn plant configuration changes
Operational Efficiencies	• Takeout of ESG&A and other costs • Recently established ERP system to streamline processes and improve global logistics • Rationalization of distribution facility footprint
Volume / Price / Mix	• Increased commercial engines sales driven by launch of new Vanguard product line • Growth in standby generator sales as a result of dealer growth • Growth in jobsite products
Battery Pack Launch	• Little or no competition with large lithium-ion, nonautomotive style battery packs • Significant customer interest for new, proprietary modular battery product offering • $150m in revenue growth from battery pack systems between 2020 and 2023

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Proven Management Team With Demonstrated 6 Ability to Right-Size Business Operations Briggs & Stratton is led by an highly experienced and long-tenured management team that has implemented several growth and cost saving initiatives Superior Senior Leadership Years at Executive Background BGG Todd Teske • MBA from the Kellogg School of Management 24 Chairman, President, and CEO • Served in current role since 2010 Mark Schwertfeger • Graduated from the University of Wisconsin 12 SVP and CFO • Served in current role since 2015 Harold Redman • Graduated from Northern Illinois University SVP & President - Global Turf & Consumer 16 Products Group • Oversees Global Turf & Consumer Products group William Reitman • Graduated from the University of Wisconsin 27 SVP & President – Support • Oversees Global Support business David Rodgers • BS in Accounting from Marquette University 14 SVP & President - Engines & Power • Oversees Engines and Power Ongoing Operational Improvements Launched Commercial Offering Navigating Global Pandemic 23

Historical and Projected Financials 24

Summary Historical Financials FYE June 30, Management Commentary ($ in millions) 2015A 2016A 2017A 2018A 2019A FY2019 Engines Revenue 1,209 1,143 1,099 1,066 989 Products Revenue 789 772 778 904 932 • Engines Sales: Sales decline due to unusually dry weather conditions in Australia and Europe; near-term disruption caused by channel partner Inter-Segment Eliminations (103) (106) (91) (89) (84) transitions, including the bankruptcy of Sears, partially offset by double-digit Revenue $1,895 $1,809 $1,786 $1,881 $1,837 growth in commercial engines Adj. Gross Profit $385 $382 $384 $405 $313 • Products Sales: Growth in commercial products and pressure washers Adj. ESG&A (289) (294) (298) (323) (312) modestly offset by lower shipments related to less hurricane activity Other Income / Expenses - 2 11 12 12 • Profitability: Lower EBITDA Margin primarily driven by higher-than- Engines Adj. Operating Income 94 85 84 64 14 expected operational inefficiencies encountered during ramp-up of business optimization initiatives as well as lower sales volumes and unfavorable sales Products Adj. Operating Income 7 10 13 30 (0) mix which were modestly offset by reduced ESG&A Inter-Segment Eliminations (5) (5) 1 1 (1) FY2018 Adj. Operating Income incl. Other Income $96 $90 $97 $94 $13 Depreciation and Amortization 52 54 56 58 62 • Engines Sales: Decline in residential engine sales due to slower channel inventory build driven by delayed start to spring and brand transitions, Adj. EBITDA $148 $145 $154 $152 $75 partially offset by Vanguard engine sales and higher pricing. Capital Expenditures $72 $64 $83 $103 $52 • Products Sales: Higher sales of commercial lawn and garden equipment, (1) Free Cash Flow $76 $80 $70 $49 $22 job site equipment, as well as generators related to hurricane activity • Profitability: Manufacturing efficiency improvements, balanced Operating Metrics price/inflation and Products mix offset by lower production volumes and increased ESG&A spend, including ERP upgrade and growth initiatives % Revenue Growth 1.9% (4.5%) (1.3%) 5.3% (2.4%) % Engines Revenue Growth (0.9%) (5.5%) (3.9%) (3.0%) (7.3%) FY2017 % Products Revenue Growth 7.1% (2.1%) 0.8% 16.1% 3.1% • Engines: Decline driven by lower shipments in North America as channel % Adj. Gross Margin 20.3% 21.1% 21.5% 21.5% 17.0% partners focused on controlling inventory at low levels, partially offsetby growth in Vanguard commercial engines Adj. ESG&A as % of Sales 15.3% 16.2% 16.7% 17.2% 17.0% % Adj. Operating Income incl. Other Income Margin 5.0% 5.0% 5.5% 5.0% 0.7% • Products: Growth driven by commercial lawn and garden equipment, job site equipment and generators, partially offset by pressure washers % Engines Adj. Operating Income Margin 7.8% 7.4% 7.7% 6.0% 1.4% % Products Adj. Operating Income Margin 0.9% 1.3% 1.6% 3.3% (0.0%) • Profitability: Marginexpansiondrivenbymanufacturingefficiency improvements, favorable mix including commercial product growth, but % Adj. EBITDA Margin 7.8% 8.0% 8.6% 8.1% 4.1% partially offset by lower production volumes and increased spending in to Capital Expenditures as % of Sales 3.8% 3.5% 4.7% 5.5% 2.9% support ERP upgrade Note: Adj. EBITDA includes Other Income / Expenses (1) Adjusted EBITDA less Capital Expenditures 25

Assumptions Overview – Improvement Measures • Briggs & Stratton will continue to focus its go-to-market strategy on managing each brand into their respective channels, including: • Operate and manage the core Briggs & Stratton engine brand for sustained market leadership Go-to-Market • Increased investment in the Vanguard commercial brand to support commercial expansion and BGG’s electrification strategy Strategy • Continue to leverage the established Ferris brand as the cornerstone for commercial turf products • Further leverage the Allmand high-end, commercial equipment product into the rental channel • Briggs & Stratton will continue to deploy a comprehensive electrification strategy • BGG is currently in the early stages of the electrification growth process • The Company has developed a flexible core product offering, which is protected by IP and has Club Car as a blue-chip partner • Ability to adapt the core product to required applications through pack sizing (cell module assemblies) and features within the battery management system Electrification • Invested in a new facility outside of Atlanta that will open in June, coupled with a facility in Milwaukee that can produce packs • Model assumes growth supported by: • Focus on commercial applications with two customers already identified and primed for launch • Expected shift from lead acid to lithium-ion, which is a higher price point but provides better power characteristic and longevity • Expansion into new markets for products used inside and outside during their duty cycle • Briggs & Stratton is on track to execute the reorganization measures against its plan • Major restructuring initiatives include: • Plant consolidation Cost-Saving / Reorg. • Supplier/material related cost savings Measures • Auburn plant configuration changes • Cost reductions related to labor efficiency and material savings for residential rides and commercials in FY21 • Material cost savings related to reduction in steel prices for Sherrill plant • Cost reductions related to distribution facility footprint reduction 26

Assumptions Overview – Methodology • The Company is impacted by the shift in consumer behavior resulting from COVID-19; the related downturn will continue in FY2021 with recovery COVID-19 beginning in Q4’FY2021 and ramp slowly to steady state in FY23 • Sales are forecasted by product hierarchy using the last twelve months of actuals ending March 2020 • Management provided an estimated monthly year-over-year percentage growth/decline which was applied to each respective historical month’s Gross Sales sales based on its best estimate • New product initiatives (such as batteries) were forecasted separately based on management’s best estimates of volume and price • Based on last 12 months actuals • Direct Labor and Direct Materials are forecasted separately by product hierarchy based on management's best estimate of the actual proportion of labor and materials per product hierarchy COGS • Burden was forecasted based on last 12 months actuals by facility and split between fixed and variable costs by facility • Variable costs are forecasted as a percentage of sales based on historical actuals • New product initiatives were forecasted based on management’s best estimate of cost – Direct Labor and Direct Materials whereby burden was forecasted separately by plant ESG&A • ESG&A based upon run rate less cost savings initiatives slated to begin in FY21 • No change in capital structure or interest rates • 28% tax rate; does not assume use of NOLs to offset cash tax liability Other • JV income is calculated at consolidated level • Inflationary cost pressure can be managed through price increases or cost-saving initiatives (no inflation) 27

Segment Level Sales Pro Forma Pro Forma Actuals Fcst + Act Forecast Forecast Forecast ($ in millions) FY 19 FY 20 FY21 FY 22 FY 23 Net Sales Engines 989 760 720 849 967 Products 932 917 866 925 991 Corp Elims. (84) (84) (78) (79) (82) Total Net Sales $1,837 $1,593 $1,508 $1,695 $1,876 Net sales % incr (decr) Engines (7.2%) (23.1%) (5.2%) 17.9% 13.8% Products 3.3% (1.6%) (5.6%) 6.8% 7.1% Net Sales Concentration (Excl. Corp. Elims) Engines 51.5% 45.3% 45.4% 47.9% 49.4% Products 48.5% 54.7% 54.6% 52.1% 50.6% Note: All data subject to change upon completion of additional analysis Some totals may not add due to rounding 28

Annual Consolidated Statement of Profit and Loss Pro Forma Pro Forma Actuals Fcst + Act Forecast Forecast Forecast ($ in millions) FY 19 FY 20 FY21 FY 22 FY 23 Net Sales $1,837 $1,593 $1,508 $1,695 $1,876 Net sales % incr (decr) (2.4%) (13.2%) (5.3%) 12.3% 10.7% Cost of Goods Sold 1,524 1,344 1,257 1,376 1,500 Gross Profit 313 249 252 319 375 Gross margin % 17.0% 15.6% 16.7% 18.8% 20.0% ESG&A 312 302 275 252 252 ESG&A % net sales 17.0% 19.0% 18.2% 14.9% 13.4% Operating Income 0 (53) (23) 66 123 Operating income % 0.0% (3.3%) (1.6%) 3.9% 6.6% Other (Income) Expense 13 18 14 40 55 Net Income (13) (71) (37) 26 68 Net income % (0.7%) (4.5%) (2.5%) 1.6% 3.6% EBITDA $75 $19 $42 $131 $190 EBITDA margin % 4.1% 1.2% 2.8% 7.8% 10.1% Note: All data subject to change upon completion of additional analysis EBITDA includes Other Income / Expenses Some totals may not add due to rounding 29

Annual Consolidated Balance Sheet Forecast Forecast Forecast Forecast ($ in millions) FY 20 FY 21 FY 22 FY 23 Current Assets Cash and equivalents $31 $31 $31 $31 Accounts Receivable 192 185 199 215 Inventory 453 384 399 386 Other current assets 21 19 19 19 Total current assets 697 619 647 650 Fixed assets 483 470 456 441 Other non-current assets 250 264 264 264 Total assets $1,429 $1,353 $1,367 $1,355 Current Liabilities Accounts Payable 98 125 133 142 Line of credit 331 268 250 171 Senior Notes 195 195 195 195 Other current liabilities 191 188 188 188 Total current liabilities 815 776 766 697 Pension and post-retirement 252 252 250 238 Other non-current liabilities 163 163 163 163 Total liabilities $1,231 $1,192 $1,180 $1,099 Total shareholder's equity $198 $161 $187 $256 Total liabilities and shareholder's equity $1,429 $1,353 $1,367 $1,355 Working Capital Days (Avg.) DSO 44 45 43 42 DIO 123 112 106 94 DPO 27 36 35 35 Memo: Historical Working Capital Days (Avg.) FY 2016 FY 2017 FY 2018 FY 2019 DSO 39 47 35 39 DIO 99 97 100 128 DPO 46 50 50 73 Note: All data subject to change upon completion of additional analysis; working capital days projected on a monthly basis Some totals may not add due to rounding 30

Annual Consolidated Statement of Cash Flows Forecast Forecast Forecast Forecast Q4Yearly Yearly Yearly ($ in millions) FY 20 FY 21 FY 22 FY 23 Cash flow from operations Net income (32) (37) 26 68 Depreciation & amortization 16 59 60 61 (Increase) decrease in working capital 89 102 (21) 7 Cash provided (used) by operations $74 $124 $66 $137 Cash flow from investing Capital spending (15) (46) (46) (46) Other 0 (15) 0 0 Cash provided (used) by investing ($15) ($61) ($46) ($46) Cash flow from financing Pension funding 00(2)(12) Debt issuance / (repayment) 0 0 0 0 Borrowing (repayment) of ABL (71) (64) (18) (79) Cash provided (used) by financing ($71) ($64) ($20) ($91) Net cash flow (before borrowing / repayment of ABL) $59 $64 $18 $79 Memo: Cash and cash equivalents, ending 31 31 31 30 Line of credit, ending 331 268 250 171 Unlevered Free Cash Flow 95 51 121 Minimum Intra-Year Available Liquidity (Shortfall) (47) (85) (57) Maximum Intra-Year Available Liquidity (Shortfall) 89 94 151 Note: All data subject to change upon completion of additional analysis Some totals may not add due to rounding 31

Profit and Loss Bridge % of ($ in millions) Net Sales EBITDA Net Sales FY20 Net Sales / EBITDA $1,593 $19 1.2% Volume / COVID / Battery Growth (78) (26) Pricing / Mix (7) (6) Small Engine Manufacturing Consolidation Project 0 13 Facility Consolidation 0 15 Spending Reduction (ESG&A and Other) 0 27 FY21 Net Sales / EBITDA $1,508 $42 2.8% Volume / COVID / Battery Growth 186 60 Spending Reduction (ESG&A and Other) 0 23 Facility Consolidation 0 7 FY22 Net Sales / EBITDA $1,695 $131 7.8% Volume / COVID / Battery Growth 181 58 FY23 Net Sales / EBITDA $1,876 $190 10.1% Note: All data subject to change upon completion of additional analysis FY21 includes ~$12.5m of restructuring charges related to expected actions EBITDA includes Other Income / Expenses Some totals may not add due to rounding 32

Above Plan Growth Potential • Additional analysis of plant utilization to right-size manufacturing footprint • Right-size organization across functions, business units and corporate Further Operational • Increase implementation of company-wide operational improvement initiatives to further eliminate inefficiencies Initiatives • Develop a new operating model and a restructuring mindset • Further indirect spend rationalization • Explore additional warehouse optimization options • Optimized pricing, discount and terms across all product categories to focus on value in the channel and earning Briggs & Stratton’s fair share • Identify and optimize contract terms across customer accounts Improvement in Go- • SKU rationalization opportunities across brands to eliminate complexity and focus on high performing and profitable SKUs To-Market • Improve pricing discipline to focus on holding or expanding price while maintaining volume – value mindset • Product-by-product review to identify product cost reduction opportunities to drive gross margins • Identify and explore channel relationships to confirm profitable route to market and the net cost of lost sales Address Perceived • Eliminate offerings that pose a hindrance to further growth Channel Conflict • When markets appropriate, explore potential non-core divestitures of assets Potential Non-core Divestitures • Accelerate investments in Vanguard engine offering • Accelerate investments in battery pack offering • Accelerate penetration of standby generator business to take national share Growth • Further invest in dealer relationships and go-to-market strategy Opportunities • Leverage existing channel strength • Continued parts shipment execution • Deliver value through the channel • Accelerate focus on the aftermarket and mining the installed base 33

Weekly Cash Flow Projections 34

Cash Flow Projections Assumptions The Company, with the assistance of its advisors, has recently updated its 13-week cash flow forecast. Significant assumptions(1) are set forth below. Receipts • Forecasted receipts are based on: ‒ Existing accounts receivable unwind based on historical customer payment patterns ‒ Conversion of sales into receipts based on customer payment terms ‒ Sales are based on management's forecast per the FY21 Business Plan and assumes COVID downturn will continue from Q4 FY20 into FY21 Operating • Near-term payments assume the unwind of existing accounts payable and future purchases based on Disbursements management’s forecast, with existing payment terms • Payroll and payroll-related reflects current payroll levels with cost reduction initiatives reflected. Plants are closed for the month of July. • 401(k) is based on February run-rate employee and employer contributions (match is suspended in April-June) • As permitted under the CARES Act, a portion of employer payroll taxes is deferred to FY21 • No cash retainer fees to the Board of Directors in FQ4’20 • Committed and maintenance capex of $10 million are included in disbursements. All remaining capex has been deferred. Financing Costs • ABL Facility interest and charges estimated are based on existing terms in the Revolving Credit Agreement • Interest on the U.S. portion of the ABL Facility and the letters of credit is calculated weekly and assumed to be paid at the end of each month. Actual timing will vary based on the maturity of existing tranches. • Interest includes the semi-annual coupon on the Senior Notes ABL Facility / • ABL Facility and Borrowing Base include the U.S., Swiss and Australian facilities Borrowing Base • All receipts and cash balances from U.S. operations throughout the forecast period are applied to the ABL Facility • Availability is forecast assuming a weekly update of AR and a monthly update of inventory • Collateral eligibility is estimated based on the U.S. operations’ historical level of ineligible collateral relative to total collateral (1) Assumptions refer to U.S. operations only, unless otherwise noted 35

13-Week Cash Flow Forecast

$ thousands

	13 Week Cash Flow - Weekly BBC (weekly A/R, monthly Inventory)							
	Forecast	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*	**Total**
	5-Jun-20	**12-Jun-20**	**19-Jun-20**	**26-Jun-20**	**3-Jul-20**	**10-Jul-20**	**17-Jul-20**	**7-Week**
Total Receipts	**$ 22,617.8**	**$ 18,870.2**	**$ 25,738.1**	**$ 35,872.5**	**$ 25,188.0**	**$ 18,817.3**	**$ 15,725.9**	**$ 162,829.9**
Disbursements								
Accounts Payable	$ (18,621.8)	$ (16,693.6)	$ (15,760.2)	$ (17,045.1)	$ (16,518.3)	$ (16,451.6)	$ (15,311.8)	$ (116,402.5)
Payroll & payroll related	(908.9)	(2,487.8)	(5,555.4)	(1,545.6)	(5,551.2)	(2,134.9)	(5,561.1)	(23,744.9)
401k	(146.6)	(368.7)	(765.3)	(368.7)	(765.3)	(407.8)	(965.5)	(3,787.9)
Other	(190.2)	(3,000.0)	-	-	-	-	-	(3,190.2)
Interest / Fees	(1,382.8)	-	(6,719.0)	-	(1,493.0)	-	-	(9,594.8)
Total Disbursements	**$ (21,250.3)**	**$ (22,550.2)**	**$ (28,799.9)**	**$ (18,959.4)**	**$ (24,327.7)**	**$ (18,994.3)**	**$ (21,838.4)**	**$ (156,720.3)**
Net Cash Flows	**$ 1,367.5**	**$ (3,680.0)**	**$ (3,061.8)**	**$ 16,913.0**	**$ 860.3**	**$ (177.0)**	**$ (6,112.5)**	**$ 6,109.5**
Net Borrowing activity	(12,493.0)	3,680.0	3,061.8	(16,913.0)	(860.3)	177.0	6,112.5	(17,235.0)
Net Cash Flow after borrowing activi	**$ (11,125.5)**	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**	**$ (11,125.5)**
Beginning cash balance	$ 12,518.1	$ 8,650.6	$ -	$ -	$ -	$ -	$ -	$ 12,518.1
US - Adjusted net cash flow	(11,125.5)	-	-	-	-	-	-	(11,125.5)
Swiss - Adjusted net cash flow	7,258.0	(8,650.6)	-	-	-	-	-	(1,392.6)
Ending Cash Balance	**$ 8,650.6**	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**
Availability (cap $600mm)	$ 423,906.7	$ 421,890.1	$ 418,403.6	$ 422,128.5	$ 415,710.3	$ 399,745.1	$ 393,169.5	$ 393,169.5
ABL facility balance	376,297.1	379,977.1	383,038.9	366,125.9	365,265.6	365,442.6	371,555.0	371,555.0
Unutilized	$ 47,609.6	$ 41,913.0	$ 35,364.7	$ 56,002.6	$ 50,444.7	$ 34,302.6	$ 21,614.4	$ 21,614.4
Utilization	*88.8%*	*90.1%*	*91.5%*	*86.7%*	*87.9%*	*91.4%*	*94.5%*	*94.5%*
Headroom vs. $12.5m minimum	$ 35,109.6	$ 29,413.0	$ 22,864.7	$ 43,502.6	$ 37,944.7	$ 21,802.6	$ 9,114.4	$ 9,114.4

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Borrowing Base Availability Forecast Forecast Forecast Forecast Forecast ($ in millions) Q4 Q1 Q2 Q3 Q4 FY20 FY21 FY21 FY21 FY21 Accounts Receivable $126 $95 $133 $180 $124 Inventory 228 207 213 210 190 Real Property 32 32 31 30 30 Equipment 4241393836 Trademarks 59 56 53 50 47 Reserves (36) (34) (33) (37) (36) Total Borrowing Base Availability(1) $451 $396 $437 $470 $392 (1) Calculated as the product of the eligible collateral and the advance rate by asset type based on the terms of the Company’s ABL Facility 37

Appendix 38

Annual Consolidated Statement of Profit and Loss

($ in millions)	Actual Pro Forma FY19	Act + Fcst Pro Forma FY20	Forecast FY21	Forecast FY22	Forecast FY23	Growth and margins FY19	FY20	FY21	FY22	FY23
Gross Sales	**2,076**	**1,828**	**1,735**	**1,929**	**2,120**	**0.2%**	**(12.0%)**	**(5.1%)**	**11.2%**	**9.9%**
Elims Gross Sales	(240)	(235)	(226)	(235)	(244)	NM	NM	NM	NM	NM
Net Sales	**1,837**	**1,593**	**1,508**	**1,695**	**1,876**	**(2.4%)**	**(13.2%)**	**(5.3%)**	**12.3%**	**10.7%**
						% Gross Sales:				
Direct Material	(1,191)	(1,072)	(1,017)	(1,128)	(1,240)	57.4%	58.7%	58.6%	58.5%	58.5%
Direct Labor	(133)	(85)	(80)	(88)	(97)	6.4%	4.7%	4.6%	4.6%	4.6%
Variable Overhead	(133)	(124)	(119)	(131)	(142)	6.4%	6.8%	6.9%	6.8%	6.7%
Fixed Overhead	(306)	(298)	(267)	(263)	(265)	14.7%	16.3%	15.4%	13.6%	12.5%
Eliminations	238	235	226	235	244	11.5%	12.8%	13.0%	12.2%	11.5%
Total COGS	**(1,524)**	**(1,344)**	**(1,257)**	**(1,376)**	**(1,500)**	**73.4%**	**73.5%**	**72.5%**	**71.3%**	**70.8%**
						% Net Sales:				
Gross Margin	**313**	**249**	**252**	**319**	**375**	**17.0%**	**15.6%**	**16.7%**	**18.8%**	**20.0%**
ESG&A	(312)	(302)	(275)	(252)	(252)	17.0%	19.0%	18.2%	14.9%	13.4%
Operating Income	**0**	**(53)**	**(23)**	**66**	**123**	**0.0%**	**NM**	**NM**	**3.9%**	**6.6%**
JV Income	12	7	6	5	5	0.7%	0.4%	0.4%	0.3%	0.3%
Interest Expense	(29)	(33)	(31)	(32)	(30)	(1.6%)	(2.1%)	(2.1%)	(1.9%)	(1.6%)
Other Income / Expense	1	(3)	(3)	(3)	(3)	0.0%	(0.2%)	(0.2%)	(0.2%)	(0.2%)
Tax	3	11	15	(10)	(27)	0.1%	0.7%	1.0%	(0.6%)	(1.4%)
Net Income	**($13)**	**($71)**	**($37)**	**$26**	**$68**	**NM**	**NM**	**NM**	**1.6%**	**3.6%**
EBITDA	**$75**	**$19**	**$42**	**$131**	**$190**	**4.1%**	**1.2%**	**2.8%**	**7.8%**	**10.1%**

Note: All data subject to change upon completion of additional analysis
EBITDA includes Other Income / Expenses
Some totals may not add due to rounding

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Cash Flow – Monthly FY 2021 Forecast Forecast Forecast Forecast Forecast Forecast Forecast ForecastForecastForecastForecastForecastForecastForecast ($ in millions) FY20 FY21 FY21 FY21 FY21 FY21 FY21 FY21 FY21 FY21 FY21 FY21 FY21 FY21 Q4Jul-20Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Jan-21 Feb-21 Mar-21 Apr-21 May-21 Jun-21 Cash Flow from Operations Net income (loss) ($32) ($35) ($27) ($18) ($10) ($6) $4 $3 $16 $27 ($12) $0 $21 ($37) Depreciation and amortization 1655555555555559 (Increase) decrease in accounts receivable 45 37 9 (14) (27) (10) 11 (21) (43) (2) 43 22 3 7 (Increase) decrease in inventory 74 (20) 7 (3) (12) 0 9 (5) 29 66 (39) (9) 4568 (Increase) decrease in prepaids & other current assets 16 (0) 1 (2) 31(0)(0)(0)(0)(2)112 Increase (decrease) in accounts payable (22) 35 (10) 21 (6) 3 (12) 5 (17) 8 14 (5) (9) 27 Increase (decrease) in other payables (3)11111(6)11111(6)0 Increase (decrease) in accrued liabilities (19) (1) (0) (0) (2) (0) 0 (0) 0 1 3 (0) (2) (3) Increase (decrease) in Other current liabilities 00000000000000 Total cash provided (used) from operations 74 22 (14) (10) (48) (7) 12 (13) (9) 104 13 16 59 124 Cash Flow from Investing Property (additions) / disposals (15) (4) (4) (4) (4) (4) (4) (4) (4) (4) (4) (4) (4) (46) Change in other non-current assets 000000000000(15)(15) Total cash provided (used) from investing activities (15) (4) (4) (4) (4) (4) (4) (4) (4) (4) (4) (4) (18) (61) Cash Flow from Financing Term Debt / repayment & other financing 00000000000000 ABL Borrowing Debt / Repayment (71) (18) 18 14 52 11 (8) 17 13 (101) (9) (12)(40)(64) Total cash provided (used) from financing activities (71) (18) 18 14 52 11 (8) 17 13 (101) (9) (12) (40) (64) Cash And Cash Equivalents, Beginning 43 31 31 31 31 31 31 31 31 31 31 31 31 31 Net Cash flow (13) 0 0 0 0 (0) 0 (0) 0 0 0 (0) 0 0 Cash And Cash Equivalents, Ending $31 $31 $31 $31 $31 $31 $31 $31 $31 $31 $31 $31 $31 $31 Availability $67 $57 $18 ($2) ($47) ($30) ($16) ($31) ($27) $89 $49 $44 $71 $71 Note: All data subject to change upon completion of additional analysis Some totals may not add due to rounding 40

Profit and Loss - Monthly FY 2021 Forecast Forecast Forecast Forecast Forecast Forecast Forecast Forecast Forecast Forecast Forecast Forecast ($ in millions) FY21 FY21 FY21 FY21 FY21 FY21 FY21 FY21 FY21 FY21 FY21 FY21 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Jan-21 Feb-21 Mar-21 Apr-21 May-21 Jun-21 Gross Sales 69 85 138 124 139 164 140 191 235 111 151 188 Elims Gross Sales (12) (16) (25) (19) (19) (24) (19) (17) (23) (17) (15) (22) Net Sales 57 69 114 105 120 139 121 174 213 94 136 166 Direct Material (45) (52) (89) (74) (83) (97) (76) (105) (132) (65) (89) (109) Direct Labor (3) (4) (6) (5) (6) (7) (8) (9) (12) (5) (6) (8) Variable Overhead (4) (5) (9) (9) (10) (11) (10) (14) (17) (8) (10) (13) Fixed Overhead (23) (23) (23) (22) (22) (22) (22) (22) (22) (22) (22) (22) Eliminations 12 16 25 19 19 24 19 17 23 17 15 22 Total COGS (63) (68) (103) (91) (102) (114) (97) (133) (160) (83) (113) (130) Gross Margin (6) 1 11 14 18 26 24 41 52 12 24 36 ESG&A (26) (26) (27) (22) (21) (22) (22) (22) (22) (22) (22) (22) Operating Income (32) (25) (16) (8) (3) 4 2 19 30 (10) 2 14 JV Income (0)11000000111 Interest Expense (3) (2) (3) (3) (3) (3) (3) (3) (3) (3) (2) (2) Other Income / Expense (0) (0) (0) (0) (0) 3 3 (0) (1) (0) (0) (6) Tax 0000000000015 Net Income ($35) ($27) ($18) ($10) ($6) $4 $3 $16 $27 ($12) $0 $21 EBITDA ($28) ($19) ($10) ($2) $2 $9 $7 $24 $36 ($5) $8 $20 Note: All data subject to change upon completion of additional analysis EBITDA includes Other Income / Expenses Some totals may not add due to rounding 41

2015A – LTM March 2020A EBITDA Bridge FYE June 30, LTM Adjustments Overview ($ in millions) 2015A 2016A 2017A 2018A 2019A Mar-20 1• Strategic actions to reduce Products production capacity GAAP Net Income (Loss) $46 $27 $57 ($11) ($54) ($212) Plus: GAAP Interest Expense 20 20 20 25 29 33 2• Strategic actions to grow Plus: Tax Expense (Credit) 11 9 23 22 (14) 40 commercial business and implement ERP upgrade (1) Plus: GAAP Other Income / Expenses (10) (9) (3) (4) (0) 3 GAAP Operating Income (Loss) $66 $46 $97 $32 ($39) ($137) 3• Merging small engine plants to take out capacity 1 Plus: Restructuring Charges - Products 27 10 - - - - 2 Plus: Business Optimization Program Charges - - - 21 45 13 4• Strategic repositioning plan – 3 Plus: Small Engine Manufacturing Consol Charges - - - - - 18 power application focus 4 Plus: Business Realignment Charges - - - - - 1 5• Allmand and Billy Goat in 2015 and 5 Plus: Acquisition Charges 2 0 - - 1 - Hurricane in 2019 6 Plus: Non-cash Goodwill and Tradename Impairments - 10 - - - 68 7 Plus: Non-cash Pension Settlement Charges - 20 - 41 1 - 6• Allmand trade name and goodwill in 2016; Allmand and engine 8 Plus: Bad Debt Charge - - - - 4 - goodwill in 2020 9 Plus: Litigation Settlements - 3 - - 2 2 Adjusted Operating Income $96 $90 $97 $94 $13 ($35) 7• Strategic actions to de-risk the plan Plus: Adjusted D&A 52 54 56 58 62 62 8• Sears bankruptcy Adjusted EBITDA $148 $144 $153 $152 $75 $27 9• One-time payouts related to litigation (1) FY2015 and FY2016 includes $7 million and $3 million of JV income, respectively, which in subsequent years is included in operating income 42

Brand Specific Information

	Allmand	Billy Goat	Branco	Briggs & Stratton	Ferris	Murray	Simplicity	Snapper	Vanguard	Victa
Reporting Segment	Products	Products	Products Engines	Engines	Products	Products	Products	Products	Engines	Products
End Markets	• Construction • Industrial	• Turf care	• Lawn and Garden • Landscaping • Cutters • Construction • Industrial	• Lawn and Garden • Landscaping • Cutters • Construction • Industrial	• Lawn and Garden • Landscaping	• Lawn and Garden	• Lawn and Garden • Snow blowing	• Lawn and Garden	• Lawn and Garden • Landscaping • Cutters • Construction • Industrial	• Lawn and Garden
Channel	• Rental	• Dealer • Rental	• Dealer	• OEM • Dealer • Mass Retail	• Dealer	• Dealer	• Dealer	• Dealer	• OEM	• Dealer • Mass Retail
Scope	• North America • Asia • Latin America	• North America • Europe • Australia • New Zealand	• Brazil	• Global	• North America • Europe • Australia • New Zealand	• North America • Latin America • Europe	• North America • Europe	• North America • Europe	• North America • EMEA	• Australia • New Zealand
Select Products	• Light Towers • Portable Lights • Generators • Compressors • Heaters	• Leaf & Litter Vacuums • Debris Loaders • Overseeders & Power Rakes • Aerators • Sod Cutters • Brush Cutters • Augers • Blowers	• Engines • Generators • Cutters • Chainsaws • Blowers • Sprayers • Cultivators	• Engines • Generators • Pressure Washers • Snow Blowers • Lawn Mowers	• Zero Turn Mowers • Walk Behind Mowers • Front Mount Lawn Mowers • Stand-On Mowers • Ride-On Spreaders • Blowers	• Push Mowers • Ride Mowers • Zero Turn Mowers • Garden Tools	• Garden Tractors & Lawn Tractors • Zero Turn Mowers • Snow Blowers • Attachments for Tractors	• Push Mowers • Riding Mowers • Zero Turn Mowers • Pressure Washers • Gas Blowers & Trimmers	• Vertical Shaft Engines • Horizontal Shaft Engines • Lithium-Ion Battery Packs	• Lawn Mowers • Ride-On Mowers • Chainsaws • Leaf Blowers & Outdoor Vacuums • Line Trimmers

BRIGGS & STRATTON CORPORATION
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DIP Budget

Cash Flow Projections Assumptions The Company, with the assistance of its advisors, has recently updated its debtor-in-possession “DIP” financing budget. Significant assumptions(1) are set forth below. Receipts • Forecasted receipts are based on the Company's FY21 business plan. Assumes a slow down in collections for the first 13 weeks, reversing thereafter. Operating • Wages: Timing of payroll and benefit payments based on the eight U.S. payroll cycles and routine benefit Disbursements payments timing and includes independent contractor payments • Suppliers and Materials: Includes the Company's forecast for purchase of materials based on open purchase orders, historical purchase levels and the Company's projections. Post-petition payment terms assumed to be COD for non-Critical Vendors and includes assumptions for payments regarding pre-petition obligations for certain critical vendors and 503(b)(9) totaling approximately $35 million. • Insurance: Represents monthly insurance payments. Prepayment of annual renewal and D&O tail insurance are not included and assumed to be paid prior to a filing date. • Utilities: Based on monthly average payments for utilities • Other: Includes all other expenses not captured in the above categories, including taxes, warranty payments, ordinary course professional fees, lease payments, capital expenditures and other expenses consistent with Company's latest projections. Restructuring • Restructuring Professional Fees: Includes amounts for professionals retained for the restructuring process. Restructuring professional fees are shown on an accrual basis for DIP sizing purposes. • Adequate Assurance Deposits: Deposits made in replacement of collateral to ensure continued security of specific interests (i.e. utilities) • ABL Facility: Assumes (i) hedges are terminated and added to the drawn balance at filing, (ii) Letters of Credit are drawn at filing and added to the balances of these facilities, (iii) seasonal bump in advance rates is available from petition date through Feb. 28, 2021 and (iv) existing collateral remains part of the borrowing base until the DIP FILO Term Loan is funded (week 5). • DIP FILO Term Loan: $265 million FILO term loan, funded $20 million in week 2 and $245 million in week 5 • DIP Terms: Assumes LIBOR plus 7.00% for the FILO Term Loan and LIBOR plus 3.50% for the DIP ABL (1) Assumptions refer to U.S. operations only, unless otherwise noted 1

DIP Budget

$ thousands

	DIP Budget														
	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast
	17-Jul-20	24-Jul-20	31-Jul-20	7-Aug-20	14-Aug-20	21-Aug-20	28-Aug-20	4-Sep-20	11-Sep-20	18-Sep-20	25-Sep-20	2-Oct-20	9-Oct-20	3 months	6 months
Operating Receipts	$ 18,733	$ 19,310	$ 20,126	$ 12,187	$ 14,481	$ 17,822	$ 18,452	$ 18,232	$ 12,385	$ 13,988	$ 18,141	$ 17,862	$ 10,895	$ 212,614	$ 318,904
Operating Disbursements															
Wages & Benefits	$ (7,323)	$ (3,561)	$ (7,915)	$ (3,388)	$ (7,899)	$ (6,262)	$ (2,438)	$ (9,023)	$ (2,814)	$ (8,220)	$ (2,771)	$ (8,189)	$ (2,754)	$ (72,556)	$ (60,191)
Supplies and Materials	(1,488)	(17,575)	(15,480)	(15,027)	(12,349)	(7,458)	(10,418)	(15,060)	(16,142)	(15,881)	(17,569)	(21,354)	(16,115)	(181,918)	(198,839)
Utilities	-	-	(1,273)	-	-	-	(1,273)	-	-	-	(1,273)	-	-	(3,819)	(3,819)
Insurance	-	-	(273)	-	-	-	-	(273)	-	-	-	(328)	-	(874)	(2,518)
Other	(82)	(4,761)	(4,638)	(4,147)	(4,928)	(12,961)	(4,237)	(3,509)	(2,769)	(3,799)	(6,367)	(5,431)	(2,468)	(60,098)	(47,694)
Restructuring Professionals	(1,838)	(1,838)	(1,838)	(1,838)	(1,900)	(1,900)	(1,900)	(1,900)	(1,900)	(1,900)	(2,650)	(1,900)	(16,613)	(39,913)	(21,075)
Adequate Protection Payments(1)	(945)	-	-	-	-	-	-	-	-	-	-	-	-	(945)	-
DIP Interest and Fees(2)	-	(10,263)	-	(2,333)	(2,650)	-	-	(2,271)	-	-	-	(2,359)	-	(19,876)	(8,484)
Total Disbursements	**$ (11,675)**	**$ (37,998)**	**$ (31,417)**	**$ (26,733)**	**$ (29,726)**	**$ (28,581)**	**$ (20,266)**	**$ (32,037)**	**$ (23,625)**	**$ (29,800)**	**$ (30,629)**	**$ (39,560)**	**$ (37,950)**	**$ (379,998)**	**$ (342,619)**
Net Cash Flows	**$ 7,059**	**$ (18,688)**	**$ (11,291)**	**$ (14,546)**	**$ (15,246)**	**$ (10,760)**	**$ (1,814)**	**$ (13,805)**	**$ (11,240)**	**$ (15,812)**	**$ (12,488)**	**$ (21,698)**	**$ (27,055)**	**$ (167,383)**	**$ (23,714)**
ABL Starting Balance(3)	$ 329,717	$ 310,984	$ 276,974	$ 256,848	$ 244,661	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ 329,717	$ -
ABL Draw (Repayment)(4)	(18,733)	(34,010)	(20,126)	(12,187)	(244,661)	-	-	-	-	-	-	-	-	(329,717)	-
Ending ABL Balance	**$ 310,984**	**$ 276,974**	**$ 256,848**	**$ 244,661**	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**
FILO Balance	**$ -**	**$ 20,000**	**$ 20,000**	**$ 20,000**	**$ 265,000**	**$ 265,000**	**$ 265,000**	**$ 265,000**	**$ 265,000**	**$ 265,000**	**$ 265,000**	**$ 265,000**	**$ 265,000**	**$ 265,000**	**$ 265,000**
DIP ABL Starting Balance	$ -	$ 11,675	$ 49,672	$ 81,090	$ 107,823	$ 130,172	$ 140,931	$ 142,745	$ 156,550	$ 167,790	$ 183,602	$ 196,090	$ 217,788	$ -	$ 244,843
US DIP ABL Draw (Repayment)	11,675	37,998	31,417	26,733	22,349	10,760	1,814	13,805	11,240	15,812	12,488	21,698	27,055	244,843	23,714
Ending DIP ABL Balance	**$ 11,675**	**$ 49,672**	**$ 81,090**	**$ 107,823**	**$ 130,172**	**$ 140,931**	**$ 142,745**	**$ 156,550**	**$ 167,790**	**$ 183,602**	**$ 196,090**	**$ 217,788**	**$ 244,843**	**$ 244,843**	**$ 268,557**
Swiss ABL Starting Balance	$ 17,525	$ 15,481	$ 13,743	$ 8,798	$ 7,710	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ 17,525	$ -
Swiss Repayment	(2,043)	(1,738)	(4,945)	(1,088)	(7,710)	-	-	-	-	-	-	-	-	(17,525)	-
Ending Swiss ABL Balance	**$ 15,481**	**$ 13,743**	**$ 8,798**	**$ 7,710**	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**
Swiss DIP Starting Balance	$ -	$ 2,676	$ 4,496	$ 6,873	$ 9,550	$ 11,959	$ 13,758	$ 13,162	$ 14,585	$ 16,303	$ 16,475	$ 14,638	$ 15,053	$ -	$ 15,804
Swiss DIP Draw	2,676	1,821	2,377	2,676	2,410	1,799	(596)	1,423	1,718	172	(1,837)	414	751	15,804	1,570
Ending Swiss DIP Balance	**$ 2,676**	**$ 4,496**	**$ 6,873**	**$ 9,550**	**$ 11,959**	**$ 13,758**	**$ 13,162**	**$ 14,585**	**$ 16,303**	**$ 16,475**	**$ 14,638**	**$ 15,053**	**$ 15,804**	**$ 15,804**	**$ 17,374**
Total FILO & ABL Debt	**$ 340,815**	**$ 364,886**	**$ 373,609**	**$ 389,744**	**$ 407,131**	**$ 419,689**	**$ 420,908**	**$ 436,135**	**$ 449,093**	**$ 465,077**	**$ 475,728**	**$ 497,841**	**$ 525,646**	**$ 525,646**	**$ 550,931**
Total Availability	**$ 85,027**	**$ 53,261**	**$ 33,627**	**$ 23,469**	**$ 131,800**	**$ 134,093**	**$ 126,674**	**$ 109,136**	**$ 102,315**	**$ 95,629**	**$ 87,621**	**$ 66,209**	**$ 45,523**	**$ 45,523**	**$ 30,504**

(1) Adequate protection payment made in respect of utilities.
(2) Accrued but unpaid DIP interest and fees for the period are not included in the DIP period above and would need to be added to end of estimated DIP period
(3) ABL beginning balance includes: LCs (~$53m), assumed fully drawn as cash as of the filing date, and $24mm of terminated hedges. Balance excludes Swiss ABL (shown separately). Pre-petition ABL balance paid down by FILO Term Loan in week 5.
(4) DIP FILO Term Loan of $265 million pays down ABL in week 5, net of original issue discount (98)

BRIGGS & STRATTON CORPORATION
2
YOU.POWERED.

Proposed DIP Terms: July 7, 2020 DIP ABL Facility Size: $450M Revolving Commitment Interest: LIBOR/EURIBOR + 3.50% per annum, payable quarterly in arrears, with a 1.00% floor Unused Line Fee: 0.25% per annum on the daily average undrawn portion of the DIP ABL Revolving Commitments, payable quarterly in arrears Call Protection: None Upfront Fee: 0.50% of DIP ABL Revolving Commitments payable in full in cash to the DIP Agent, for the ratable benefit of the DIP ABL Lenders, within one business day following entry of the Interim Order. Maturity Date: 9 months from the Petition Date (the “DIP ABL Maturity Date”). DIP FILO Term Facility Size: $265M FILO Term Commitment Interest: LIBOR/EURIBOR + 7.00% per annum, payable quarterly in arrears, with a 1.00% floor OID 98% Call Protection: 101 Soft Call Maturity Date: 9 months from Petition Date (the “DIP Term Maturity Date”) Stalking Horse DIP The Stalking Horse Bidder shall execute the Term Commitments: DIP Credit Agreement and hold 25 percent of the DIP Term Commitments Milestones: Bidding Procedures and Sale Motion on File: no later than 5 days after the Petition Date. Entry of Interim DIP Order: no later than 5 days after the Petition Date. Entry of Bidding Procedures Order: no later than 30 days after the Petition Date. Entry of Final DIP Order: no later than 40 days after the Petition Date (the “Final Order Deadline”). Commencement of Auction (if any): no later than September 17, 2020.

Proposed DIP Terms: July 7, 2020 Entry of Sale Order: no later than October 1, 2020. Consummation of Sale: no later than October 15, 2020.